Exhibit 3(A)

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             McDONALD'S CORPORATION

                 (originally incorporated on December 21, 1964
                         under the name "Regrub, Inc.")



               FIRST:  The name of the corporation is McDONALD'S
     CORPORATION.

               SECOND: Its registered office in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent.

               The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

               THIRD: The nature of the business of the Corporation and the objects and purposes to be transacted, promoted or carried on are as follows:

               1. To obtain by license or otherwise and to grant to others by license or otherwise the right to the use of drive-in food establishment systems and food service systems of every kind and character, and to manage and operate drive-in and other restaurants and eating places of all kinds.

               2. To manufacture, construct, lease, purchase and otherwise acquire; to hold, own, repair, maintain, operate and invest, trade and deal in; to lien, mortgage, pledge and otherwise encumber, and to let, assign, transfer, sell and otherwise dispose of goods, wares and merchandise and personal property of every kind and description and wherever situated.

               3. To the same extent as natural persons might or could do, to purchase or otherwise acquire, hold, own, maintain, work, develop, sell, lease, sublease, exchange, hire, convey, mortgage or otherwise dispose of and turn to account and deal in, lands, leaseholds, any interests, estates and rights in real property, any personal or mixed property, and franchises, rights, licenses, permits or privileges of every character.

               4. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, corporations or syndicates engaged in any business which the Corporation is authorized to engage in; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations, corporations or syndicates, and to conduct in any lawful manner the whole or any part of any business thus acquired.

               5. To acquire by purchase, subscription, contract or otherwise, and to hold for investment or otherwise, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, any and all kinds of securities issued or created by, or interests in, corporations, associations, partnerships, firms, trustees, syndicates, individuals, municipalities or other political or governmental divisions or subdivisions, or any thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or the name by which they may be described; and to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities and interests, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or interests, and to aid by loan, subsidy, guaranty or in any other manner permitted by law those issuing, creating, or responsible for any such securities or interests.

               6. To develop, apply for, obtain, register, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, formulae, processes, improvements and modifications thereof, letters patent and all rights connected therewith or appertaining thereunto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, grants and concessions granted by or recognized under the laws of the United States of America or of any state or subdivision thereof or of any other country or subdivision thereof.

               7. To loan money upon the security of real and/or personal property of whatsoever name, nature or description, or without security.

               8. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, as the Board of Directors shall determine; and to secure such securities, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

               It is the intention that the objects and purposes set forth in the foregoing clauses of this Article Third shall not, unless otherwise specified herein, be in any wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in this Certificate, but that the objects and purposes specified in each of said clauses shall be regarded as independent objects and purposes.

               It is also the intention that the foregoing clauses shall be construed as powers as well as objects and purposes; that the Corporation shall be authorized to conduct its business or hold property in any part of the United States and its possessions, and


     foreign countries; that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation; and that generally the Corporation shall be authorized to exercise and enjoy all other powers conferred on corporations by the laws of Delaware.

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Billion Four Hundred Fifteen Million (1,415,000,000), consisting of One Billion Two Hundred Fifty Million (1,250,000,000) shares of Common Stock without par value and One Hundred Sixty-Five Million (165,000,000) shares of Preferred Stock without par value.

                                A.  COMMON STOCK

               Each share of Common Stock shall be equal to every other share of Common Stock in every respect. Subject to any exclusive voting rights which may vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

                              B.  PREFERRED STOCK

               (1) Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in this Article and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

               (2) Authority is hereby expressly granted to the Board of Directors subject to the provisions of this Article to authorize the issuance of one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issuance of such series:

                    (a) The number of shares to constitute such series and the distinctive designations thereof;

                    (b) The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate, the dates on which dividends, if declared, shall be payable, and the preferences or relations to the dividends payable on any other series of Preferred Stock;

                    (c) Whether or not all or any part of the shares of such series shall be redeemable, and if so, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

                    (d) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                    (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                    (f) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                    (g) The voting powers, if any, of such series in addition to the voting powers provided by law; except that such powers shall not include the right to have more than one vote per share;

                    (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with law or with this Article.

               Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series, or decrease the number of shares constituting such series (but not below the number of shares of such series then outstanding).

               (3) All shares of any one series of Preferred Stock shall be identical with all other shares of the same series except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph B. (2).

               (4) (a) The holders of Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the Board of Directors, before any dividends shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock, and such dividends on each series of the Preferred Stock shall cumulate, if at all, from and after the dates fixed by the Board of Directors with respect to such cumulation. Accrued dividends shall bear no interest.

                    (b) If dividends on the Preferred Stock are not declared in full then dividends shall be declared ratably on all shares of stock of each series of equal preference in proportion to


     the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be declared or set apart for payment with respect to any series until accumulated dividends in arrears in full have been declared and paid on any series senior in preference.

                    (c) Unless dividends on all outstanding shares of series of the Preferred Stock having cumulative dividend rights shall have been fully paid for all past dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Stock or in any other class of stock ranking junior to the Preferred Stock) shall be paid upon or declared and set apart for the Common Stock or any other class of stock ranking junior to the Preferred Stock.

                    (d) Subject to the foregoing provisions, the Board of Directors may declare and pay dividends on the Common Stock and on any class of stock ranking junior to the Preferred Stock, to the extent permitted by law. After full dividends for the current dividend period, and, in the case of Preferred Stock having cumulative dividend rights after all prior dividends have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to all further dividends declared and paid in such current dividend period.

               (5) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amount which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph B. (5), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

               (6) Shares of any series of Preferred Stock which have been issued and reacquired in any manner by the Company (excluding shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes) shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance fixed by the Board of Directors with respect to the shares of any other series of Preferred Stock.

               (7) Except as otherwise specifically provided herein or in the authorizing resolutions, none of the shares of any series of Preferred Stock shall be entitled to any voting rights and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. So long as any shares of any series of Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of a majority of the then outstanding shares of Preferred Stock, irrespective of series, either expressed in writing (to the extent permitted by law) or by their affirmative vote at a meeting called for that purpose: (i) adopt any amendment to this Restated Certificate of Incorporation or take any other action which in any material respect adversely affects any preference, power, special right, or other term of the Preferred Stock or the holders thereof, (ii) create or issue any class of stock entitled to any preference over the Preferred Stock as to the payment of dividends, or the distribution of capital assets, (iii) increase the aggregate number of shares constituting the authorized Preferred Stock or (iv) create or issue any other class of stock entitled to any preference on a parity with the Preferred Stock as to the payment of dividends or the distribution of capital assets.

               (8) If in any case the amounts payable with respect to any obligations to retire shares of the Preferred Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of each of such series to be retired pursuant to any such obligations shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable in respect of such series were discharged in full.

               (9) The shares of Preferred Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors. Any and all shares for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid and nonassessable.

               (10) For the purpose of the provisions of this Article dealing with Preferred Stock or of any resolution of the Board of Directors providing for the issuance of any series of Preferred Stock or of any certificate filed with the Secretary of State of the State of Delaware pursuant to any such resolution (unless otherwise provided in any such resolution or certificate):

                    (a) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust;

                    (b) The amount of dividends "accrued" on any share of Preferred Stock as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to interest on the involuntary liquidation value of


     such share at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made;

                    (c) The term "class or classes of stock of the corporation ranking junior to the Preferred Stock" shall mean the Common Stock of the Corporation and any other class or classes of stock of the Corporation hereafter authorized which shall rank junior to the Preferred Stock as to dividends or upon liquidation.

                 C.  PROVISIONS APPLICABLE TO ALL CAPITAL STOCK

               No holder of any share or shares of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe for or purchase any shares of stock of any class of the Corporation now or hereafter authorized or any securities convertible into or carrying any rights to purchase any shares of stock of any class of the Corporation now or hereafter authorized, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such prices and upon such other terms and conditions as the Board of Directors in its discretion may fix.

                         D.  SERIES OF PREFERRED STOCK

               Following are the statements of the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of the series of Preferred Stock that have been designated by the Board of Directors as authorized herein:

               1.   Series A Junior Participating Preferred Stock.

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

               Series A Junior Participating Preferred Stock:

               Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,050,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               Section 2.  Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, without par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
     Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A
     Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph
     (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, provided that in no event shall a share of Series A Preferred Stock be entitled to more than one vote.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4.  Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

               Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred
     Stock, except distributions made ratably on the Series A Preferred
     Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
     (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common
     Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

               Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

               Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

               2.   Series B ESOP Convertible Preferred Stock.

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board"), in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

               Series B ESOP Convertible Preferred Stock:

               Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

               (A) The shares of such series shall be designated as "Series B ESOP Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 5,413,434. Such number may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by, or upon the conversion of any outstanding securities issued by, the Corporation convertible into Series B Preferred Stock.

               (B) Shares of Series B Preferred Stock shall be issued (whether upon original issuance or upon transfer) only to a trustee or trustees (or to any successor trustee or trustees) (collectively, a "Trustee") acting under a trust agreement for the benefit of participants in one or more employee stock ownership plans or other employee benefit plans of the Corporation or of any subsidiary of the Corporation (any such plan, a "Plan"). In the event of a sale, distribution or other transfer (any such sale, distribution or other transfer, a "Transfer") of any shares of Series B Preferred Stock to any person or entity other than the Corporation or a Trustee, but excluding a distribution of such shares to participants or beneficiaries in a Plan pursuant to the terms thereof, the shares of Series B Preferred Stock which are the subject of a Transfer (the "Transferred Shares") shall be automatically converted into shares of the Corporation's Common Stock, without par value ("Common Stock") at the conversion rate provided in Section 5(A) hereof; provided, however, that in the event of a foreclosure or other realization upon shares of Series B Preferred Stock pledged as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series B Preferred Stock by a Plan, the Transferred Shares shall be automatically converted into shares of Common Stock at the conversion rate provided in Section 5(B) hereof. In the event of a Transfer of any shares of Series B Preferred Stock to any person or entity other than the Corporation or a Trustee in connection with a distribution of such shares to participants or beneficiaries in a Plan pursuant to the terms thereof, the Transferred Shares shall automatically be converted into Common Stock at the conversion rate provided in Section 5(B) hereof. In each such case conversion will occur immediately upon such Transfer and without any further action by the Corporation or the holder of the Transferred Shares and thereafter
     (i) any certificates for Transferred Shares shall be deemed to represent the shares of Common Stock into which such Transferred Shares have been so converted, (ii) no holder of such Transferred Shares shall have any of the voting powers, preferences and relative, participating, optional or special rights of a holder of shares of Series B Preferred Stock, but, rather, only the powers and rights of a holder of the Common Stock into which such shares of Series B Preferred Stock shall be so converted and (iii) the holder of such Transferred Shares shall be treated for all purposes as the holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such Transfer. The pledge of Series B Preferred Stock as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series B Preferred Stock by a Plan shall not constitute a Transfer for purposes of this Section 1(B), but the foreclosure or other realization upon such pledged shares shall constitute a Transfer. Certificates representing shares of Series B Preferred Stock shall be legended to reflect the restrictions on transfer set forth in this
     Section 1(B).  Notwithstanding the foregoing provisions of this
     Section 1(B), shares of Series B Preferred Stock (i) may be converted into shares of Common Stock pursuant to Section 5 or 6 hereof at any time prior to a Transfer and the shares of Common Stock issued upon such conversion will not be subject to any of the restrictions of this
     Section 1(B) and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 7 and 8 hereof.

               Section 2.  Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as defined in Section 2(D) hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, cumulative cash dividends payable in an amount per share equal to $.2515 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), payable in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share of Series B Preferred Stock. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as defined in Section 9(F) hereof), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               (B) Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issue of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accrued or accumulated but unpaid dividends.

               (C)  Dividends paid on the shares of Series B Preferred
     Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (D) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series B Preferred Stock accumulated and unpaid through the most recent such dividend payment period, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period. So long as any Series B Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, Common Stock or any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions of this Section 2(D), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any other Junior Stock or Parity Stock, and may purchase or otherwise redeem or retire any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series B Preferred Stock shall not be entitled to share therein.

               Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

               (A) Each share of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation; it being understood that whenever the "Conversion Ratio" (as defined in Section 5(A) hereof) is adjusted as provided in Section 9 hereof, the number of votes per share of Series B Preferred Stock shall also be similarly adjusted.
     Notwithstanding the foregoing, the number of votes per share of Series
     B Preferred Stock shall at no time exceed the highest number then permitted by the Restated Certificate of Incorporation of the Corporation as then in effect or by applicable rules and regulations of the Securities and Exchange Commission or the New York Stock
     Exchange. In the event that the number of votes per share of Series B Preferred Stock is not adjusted upon an adjustment to the Conversion Ratio as a result of the immediately preceding sentence, then the Board of Directors shall promptly take such action as may be necessary to equitably adjust for such adjustment to the Conversion Ratio, including without limitation, subdividing outstanding shares of Series
     B Preferred Stock (by declaring a stock dividend or otherwise) to the extent the Corporation has authorized shares of Series B Preferred
     Stock which are not then outstanding, or designating and issuing additional shares of Series B Preferred Stock to the extent the Corporation has authorized shares of Preferred Stock which are not then outstanding and are undesignated as to series; provided, however, no such action on the part of the Board of Directors shall adjust or change the aggregate economic terms assigned to the outstanding shares of Series B Preferred Shares.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Any increase or decrease in the authorized class of Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

               (D) If at any time dividends payable on the Series B Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable on such Series B Preferred Stock and/or other series of Preferred Stock entitled to receive cumulative dividends for six quarterly dividend periods, whether or not consecutive, the holders of all outstanding shares of Preferred Stock entitled to receive cumulative preferred dividends will have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation, the authorized number of Directors not to be increased for this purpose. Such voting right will continue for such Preferred Stock until all dividends on the Series B Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of such Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of those directors elected by holders of Preferred Stock voting separately as a class will terminate.

               Section 4.  Liquidation, Dissolution.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior with respect to rights to receive distributions upon liquidation, dissolution or winding up to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount in cash of $14.375 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not declared, up to the date of such payment, or (ii) to the holders of shares of stock ranking on a parity with respect to the right to receive distributions upon liquidation, dissolution or winding up with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

               (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
     Section 4, and the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by any standard form of telecommunication or by first-class mail, postage prepaid, delivered, sent or mailed (as the case may be) not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               Section 5.  Conversion into Common Stock.

               (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 7 hereof, to cause any or all of such shares to be converted into validly issued, fully paid and nonassessable shares of Common Stock, initially at a conversion rate equal to the ratio of .7692 share of Common Stock for each one share of Series B Preferred Stock, which conversion rate shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Ratio"); provided, however, that, if the shares of Common Stock have a par value, in no event shall the Conversion Ratio be greater than the Liquidation Preference divided by the par value of one share of Common Stock.

               (B) Notwithstanding Section 5(A), in the event of an automatic conversion pursuant to Section 1(B) hereof due to a distribution of Series B Preferred Stock to participants or beneficiaries in a Plan or foreclosure or other realization upon shares of Series B Preferred Stock pledged as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series B Preferred Stock by a Plan, shares of Series B Preferred Stock shall be converted into validly issued, fully paid and nonassessable shares of Common Stock at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series B Preferred Stock, equal to the greatest of: (i) the Conversion Ratio, (ii) a fraction, the numerator of which shall be the Fair Market Value (as defined in Section 9(F) hereof) of one share of Series B Preferred Stock (plus an amount equal to accrued and unpaid dividends thereon, if such dividends have not already been taken into account in determining the Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, or (iii) the lesser of: (A) one share of Common Stock per share of Series B Preferred Stock, adjusted accordingly with adjustments in the Conversion Ratio pursuant to
     Section 9 hereof, or (B) a fraction, the numerator of which shall be the Liquidation Preference plus an amount equal to accrued and unpaid dividends thereon and the denominator of which shall be the Fair Market Value of one share of Common Stock on the date of conversion.

               (C) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued and for any shares of Series B Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               (D) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation or the transfer agent for the Common Stock shall, as promptly as practicable after such surrender, issue and deliver to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion, together with any cash adjustment of any fraction of a share as hereinafter provided. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

               (E) A conversion of shares of Series B Preferred Stock into shares of Common Stock shall be effective (i) if made at the option of the holder thereof, as of the close of business on the day on which the Corporation receives written notice of conversion pursuant to
     Section 5(C) or (ii) if made pursuant to Section 1(B) hereof, at the time of Transfer. On and after the effective date of conversion, the shares of Series B Preferred so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares, unless such declared dividends have been set aside for payment prior to the effective date of conversion of such shares, which dividends shall be paid on the applicable Dividend Payment Date.

               (F) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of December 13, 1988 between the Corporation and The First National Bank of Chicago, as Rights Agent, as such agreement may from time to time be amended (such Agreement, as so amended, is hereinafter referred to as the "Rights Agreement"), or any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

               Section 6. Other Conversion Rights. In addition to the conversion rights provided in Section 5(A) and 5(B) hereof, shares of Series B Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such conversion, (A) when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, a Plan to participants in such Plan at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series B Preferred Stock, equal to the greater of (i) the Conversion Ratio or (ii) a fraction, the numerator of which shall be the Fair Market Value of one share of Series B Preferred Stock (plus accrued and unpaid dividends thereon to the date of conversion if such dividends have not already been taken into account in determining Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, or (B) in the event that the Plan is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code") at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series B Preferred Stock, equal to the greatest of (i) a fraction, the numerator of which shall be the Fair Market Value of one share of Series B Preferred Stock plus an amount equal to accrued and unpaid dividends thereon (if such dividends have not already been taken into account in determining the Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, (ii) a fraction, the numerator of which shall be the Liquidation Preference plus accrued but unpaid dividends thereon to the date of conversion and the denominator of which shall be the Fair Market Value of one share of Common Stock on the date of conversion or (iii) the Conversion Ratio.

               Section 7.  Redemption At the Option of the Corporation.

               (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, out of funds legally available therefor, at any time after September 8, 1992, at the following redemption prices:

                                             Redemption Price As
          During the Twelve-Month            A Percentage of
          Period Beginning September 8       Liquidation Preference
          ----------------------------       ----------------------
                     1989                         107.0
                     1990                         106.3
                     1991                         105.6
                     1992                         104.9
                     1993                         104.2
                     1994                         103.5
                     1995                         102.8
                     1996                         102.1
                     1997                         101.4
                     1998                         100.7

     and thereafter at the Liquidation Preference, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section 7(E). From and after the close of business on the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price; provided that shares of Series B Preferred Stock may be converted pursuant to Section 5 or, if applicable, Section 6 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to
     Section 7 or 8 hereof. No interest shall accrue on the redemption price after the date fixed for redemption. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed in the manner determined by the Board of Directors of the Corporation.

               (B) Unless otherwise required by law, notice of redemption with respect to a redemption pursuant to paragraphs (A), (C) or (D) of this Section 7 will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by hand delivery, by courier, by any standard form of telecommunication or by first class mail, postage prepaid, delivered, sent or mailed (as the case may be) not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price and method of payment therefor;
     (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time. Upon surrender of the certificates for any shares called for redemption pursuant to the provisions of this Section 7 or the provisions of Section 8 hereof, which shares have not previously been converted, such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this Section 7 or in
     Section 8 hereof.

               (C) In the event (i) of a change in the federal tax law of the United States of America or a determination by a court of competent jurisdiction, which, in either case, has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on the date shares of Series B Preferred Stock are initially issued, or (ii) that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of
     Section 4975 of the Code, as amended, and such plan is determined by the Internal Revenue Service not to qualify, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in
     Section 7(A), elect to redeem such shares, out of funds legally available therefor, at a redemption price equal to the greater of (i) the Liquidation Preference plus an amount equal to accrued and unpaid dividends or (ii) the Fair Market Value of a share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption if such dividends have not already been taken into account in determining Fair Market Value, and otherwise on the terms and conditions set forth in Sections 7(A) and 7(B).

               (D) Notwithstanding anything to the contrary in Section 7(A), the Corporation may elect to redeem any or all of the shares of Series B Preferred Stock at any time on or prior to September 8, 1992, out of funds legally available therefor, at a redemption price equal to the greater of (i) the applicable redemption price specified in
     Section 7(A) hereof plus an amount equal to accrued and unpaid dividends, or (ii) the Fair Market Value of a share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption if such dividends have not already been taken into account in determining Fair Market Value, and otherwise on the terms and conditions set forth in Sections 7(A) and 7(B), if the Corporation terminates an employee stock ownership plan or employee benefit plan pursuant to which shares of Series B Preferred Stock are then held by a Trustee (in which case only the shares held pursuant to such plan may be so redeemed).

               (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value as of the date of redemption.

               Section 8.  Consolidation, Combination, Merger, etc.

               (A) In the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into, stock of any successor or resulting company (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(a) of the Code and Section 407 (d)
     (5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law (together, if applicable, with a cash payment in lieu of fractional shares), the shares of Series B Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 or 6 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction or, if Section 5(B) or 6 hereof is thereafter applicable, into the kind of qualifying employer securities so receivable by a holder of one share of Common Stock and the number of such shares determined pursuant to Section 5(B) or 6; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transac-tion, which election cannot practicably be made by the holders of the Series B Preferred Stock, then such election shall be deemed to be solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Series B Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction or if Section 5(B) or 6 hereof is thereafter applicable, into the kind of qualifying employer securities receivable by a holder of one share of Common Stock and the number of such shares determined pursuant to Section 5(B) or 6 (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting company pursuant to this Section 8(A).

               (B) In the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(C)), be automatically converted by virtue of such merger, consolidation, combination or similar business combination transaction immediately prior to its consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock, shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of such stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock had elected to receive the maximum amount of qualifying employer securities offered (it being understood that if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each share which so elected the maximum amount of qualifying employer securities, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each such share shall be the kind and amount so receivable per share by a plurality of the shares which so elected the maximum amount of qualifying employer securities).

               (C) In the event the Corporation shall enter into any agreement providing for any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction, described in Section 8(B), then the Corporation shall as soon as practicable thereafter (and in any event at least ten
     (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the redemption price specified in Section 7(A) hereof in effect on the date set for redemption plus an amount equal to all accrued and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the Business Day prior to consummation of such transaction.

               Section 9.  Anti-Dilution Adjustments.

               (A) (i) Subject to the provisions of Sections 9(D) and 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (x) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (y) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation, a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies or otherwise, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series B Preferred Stock in shares of Series B Preferred Stock (a "Special Dividend") in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. A Special Dividend declared pursuant to this Section 9(A)(i) shall be effective upon payment of such dividend or distribution in respect of the Common Stock and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(A)(i), the Liquidation Preference and the Dividend Amount of all shares of Series B Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

                    (ii) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(A)(i) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(A)(i), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted.
     An adjustment to the Conversion Ratio made pursuant to this paragraph 9(A)(ii) shall be given effect upon payment of such a dividend or distribution as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision shall become effective immediately as of the effective date thereof. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(A)(i), then such Special Dividend will be declared in accordance with the provisions of paragraph 9(A)(i) and the adjustment in the Conversion Ratio as provided in this paragraph 9
     (A)(ii) will automatically be reversed and nullified prospectively.

                    (iii) Subject to the provisions of Sections 9(D) and 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation, a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies or otherwise, then, in such event, the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted. An adjustment to the Conversion Ratio made pursuant to this paragraph 9(A)(iii) shall be given effect immediately as of the effective date of such combination.

               (B)  (i)   Subject to the provisions of Sections 9(D) and
     (E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock),
     (y) the Rights Agreement or (z) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred
     Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B)(i) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common
     Stock outstanding immediately before the public announcement of such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation and the denominator of which is the number of shares of Common Stock outstanding immediately before the public announcement of such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange. A Special Dividend declared pursuant to this Section 9(B)(i) shall be effective upon such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this Section 9(B)(i), the Liquidation Preference and the Dividend Amount of all shares of Series B Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such issuance, sale or exchange by the Sec. 9(B)(i) Non-Dilutive Share
     Fraction.

                    (ii) Subject to the provisions of Sections 9(D) and 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock and rights issued under the Rights Agreement), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, exercisable for a consideration having a Fair Market Value per share of Common Stock on the date of such issuance, sale or exchange less than the Sec. 9(F) Non-Dilutive Amount (as defined in Section 9(F) (vi)), then in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9 (B)(ii) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and any other amounts paid in connection with such issuance of rights or warrants. A Special Dividend declared pursuant to this Section 9(B)(ii) shall be effective upon such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this Section 9(B)(ii), the Liquidation Preference and the Dividend Amount of all shares of Series B Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such issuance of rights or warrants by the Section 9(B)(ii) Non-Dilutive Share Fraction.

                    (iii) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in Sections 9(B)(i) and (ii) but shall not be required to call a special meeting of stockholders in order to implement the provisions hereof. In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section 9(B)(i) or 9(B)(ii), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such issuance of shares, rights or warrants by the Sec. 9(B)(i) or 9(B)(ii) Non-Dilutive Share Fraction, as the case may be, and the Liquidation Preference and Dividend Amount will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in Section
     9(B)(i) or 9(B)(ii), then such Special Dividend will be declared in accordance with the provisions of Section 9(B)(i) or 9(B)(ii), as the case may be, and the adjustment in the Conversion Ratio as provided in this Section 9(B)(iii) will automatically be reversed and nullified prospectively.

               (C)  (i)   Subject to the provisions of Sections 9(D) and
     9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a transaction to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series B Preferred Stock will become the holder of that number of shares of Series B Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec.
     9(C) Non-Dilutive Share Fraction"), the numerator of which is the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata
     Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
     (y) the Fair Market Value of a share of Common Stock on the Valuation
     Date (as defined in Section 9(F) (viii)) with respect to an Extraordinary Distribution or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (x) the product of (I) the number of shares of Common
     Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (II) the Fair Market Value of a share of Common Stock on the Valuation Date with respect to an Extraordinary Distribution, or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata
     Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (y) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Corporation shall send each holder of Series B Preferred
     Stock (x) notice of its intent to make any Extraordinary Distribution and (y) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or the record date for such dividend is announced in accordance with the rules of any stock exchange on which the Common
     Stock is listed or admitted to trading, as the case may be. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Ratio. A Special Dividend declared pursuant to this
     Section 9(C)(i) shall be effective upon payment of any Extraordinary Distribution, the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. Concurrently with the declaration of the Special Dividend pursuant to this Section 9(C)(i), the Liquidation Preference and the Dividend Amount of all shares of Series B Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(C) Non-Dilutive Share Fraction.

                    (ii) The Corporation and the Board of Directors shall each use its best efforts to take all reasonably necessary steps or to take all actions as are necessary or appropriate for the declaration of the Special Dividend provided in Section 9(C)(i) but shall not be required to call a special meeting of stockholders in order to implement the provisions hereof. In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in Section 9(C)(i), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(C) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in Section 9(C)(i), then such Special Dividend will be declared in accordance with the provisions of Section 9(C)(i) and the adjustment in the Conversion Price as provided in this
     Section 9(C)(ii) will automatically be reversed and nullified prospectively.

               (D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease equal to at least one percent (1%) in the Conversion Ratio prior to such adjustment. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio. All calculations under this Section 9 shall be made to the nearest one-hundredth of a cent or the nearest one-ten thousandth of a share, as the case may be.

               (E) If the Corporation shall make any dividend or distribution of the Common Stock or issue any Common Stock, other capital stock or other equity security of the Corporation or any rights or warrants to purchase or acquire any such security or any other transaction related to or having an impact upon its Common Stock or the Series B Preferred Stock, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that it adversely affects the holders of the Series B Preferred Stock and that an adjustment to the Conversion Ratio, the provisions of
     Section 5(B) or 6, or a subdivision or combination of the outstanding shares of Series B Preferred Stock into a greater or lesser number of such shares should equitably be made in respect of such transaction.
     If in such case the Board of Directors of the Corporation in its sole discretion determines that an adjustment to the Conversion Ratio, the provisions of Section 5(B) or 6, or a subdivision or combination of the outstanding shares of Series B Preferred Stock into a greater or lesser number of such shares should be made, such adjustment, subdivision or combination shall be made effective as of such date as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio, the provisions of
     Section 5(B) or a subdivision or combination of the outstanding shares of Series B Preferred Stock into a greater or lesser number of such shares should be made pursuant to the foregoing provisions of this
     Section 9(E), and, if so, as to what adjustment, subdivision or combination should be made, and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The
     Corporation shall be entitled to make such additional adjustment in the Conversion Ratio and the provisions of Section 5(B), in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

               (F) For purposes of this resolution, the following definitions shall apply:

                    (i) "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New York are required or authorized to be closed.

                    (ii) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series B Preferred Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined in accordance with Section 9(C)(i)), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(C) shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution as of the date made.

                    (iii) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the "Current Market Prices" of such shares or such securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof (which may be the independent appraiser engaged by any Plan) based on principles consistently applied, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                    (iv) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or a committee thereof for such purpose, in each case, on each trading day during the Adjustment Period.

                    (v)   "Adjustment Period" shall mean the period of five
     (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

                    (vi) "Sec. 9(F) Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean (x) the product of (I) the Fair Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (II) the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Sec. 9(F) Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                    (vii) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.
     For purposes of this Section 9(F) (vii), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                    (viii) "Valuation Date" with respect to an Extraordi-nary Distribution shall mean the day immediately preceding (i) the ex-dividend date for such Extraordinary Distribution with respect to a security listed on a national securities exchange or (ii) the record date for such Extraordinary Distribution with respect to a security which is not listed on a national securities exchange.

               Section 10. Retirement of Shares. Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be cancelled as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of Preferred Stock as permitted by law.

               Section 11.  Miscellaneous.

               (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted by this Certificate or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or
     (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) In the event that, at any time as a result of an adjustment made pursuant to Section 9, the holder of any share of the Series B Preferred Stock upon surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of each of the other Sections hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

               (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

               (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

               (E) Unless otherwise provided in this Certificate of Designation, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

               (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

               3.   Series C ESOP Convertible Preferred Stock.

               RESOLVED, that the issue of a new series of Preferred Stock (the "Preferred Stock") without par value of the Corporation is hereby authorized and the designation, number of shares, relative rights, preferences and powers, and the qualifications, limitations and restrictions thereof, are hereby fixed as follows:

               Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

               (A) The shares of such series shall be designated as "Series C ESOP Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 5,936,054. Such number may be increased or decreased by resolution of the Board of Directors (hereinafter called the "Board of Directors" or the "Board"); provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by, or upon the conversion of any outstanding securities issued by, the Corporation convertible into Series C Preferred Stock.

               (B) Shares of Series C Preferred Stock shall be issued (whether upon original issuance or upon transfer) only to a trustee or trustees (or to any successor trustee or trustees) (collectively, a "Trustee") acting under a trust agreement for the benefit of participants in one or more employee stock ownership plans or other employee benefit plans of the Corporation or of any subsidiary of the Corporation (any such plan, a "Plan"). In the event of a sale, distribution or other transfer (any such sale, distribution or other transfer, a "Transfer") of any shares of Series C Preferred Stock to any person or entity other than the Corporation or a Trustee, but excluding a distribution of such shares to participants or beneficiaries in a Plan pursuant to the terms thereof, the shares of Series C Preferred Stock which are the subject of a Transfer (the "Transferred Shares") shall be automatically converted into shares of the Corporation's Common Stock, without par value ("Common Stock") at the conversion rate provided in Section 5(A) hereof; provided, however, that in the event of a foreclosure or other realization upon shares of Series C Preferred Stock pledged as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series C Preferred Stock by a Plan, the Transferred Shares shall be automatically converted into shares of Common Stock at the conversion rate provided in Section 5(B) hereof. In the event of a Transfer of any shares of Series C Preferred Stock to any person or entity other than the Corporation or a Trustee in connection with a distribution of such shares to participants or beneficiaries in a Plan pursuant to the terms thereof, the Transferred Shares shall automatically be converted into Common Stock at the conversion rate provided in Section 5(B) hereof. In each such case conversion will occur immediately upon such Transfer and without any further action by the Corporation or the holder of the Transferred Shares and thereafter
     (i) any certificates for Transferred Shares shall be deemed to represent the shares of Common Stock into which such Transferred Shares have been so converted, (ii) no holder of such Transferred Shares shall have any of the voting powers, preferences and relative, participating, optional or special rights of a holder of shares of Series C Preferred Stock, but, rather, only the powers and rights of a holder of the Common Stock into which such shares of Series C Preferred Stock shall be so converted and (iii) the holder of such Transferred Shares shall be treated for all purposes as the holder of the shares of Common Stock into which such shares of Series C Preferred Stock have been automatically converted as of the date of such Transfer. The pledge of Series C Preferred Stock as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series C Preferred Stock by a Plan shall not constitute a Transfer for purposes of this Section 1(B), but the foreclosure or other realization upon such pledged shares shall constitute a Transfer. Certificates representing shares of Series C Preferred Stock shall be legended to reflect the restrictions on transfer set forth in this
     Section 1(B). Notwithstanding the foregoing provisions of this Section 1(B), shares of Series C Preferred Stock (i) may be converted into shares of Common Stock pursuant to Section 5 or 6 hereof at any time prior to a Transfer and the shares of Common Stock issued upon such conversion will not be subject to any of the restrictions of this
     Section 1(B) and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 7 and 8 hereof.

               Section 2.  Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as defined in Section 2(D) hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, cumulative cash dividends payable in an amount per share equal to $.2898 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), payable in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share of Series C Preferred Stock. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as defined in Section 9(F) hereof), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               (B) Dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issue of such shares and shall accrue on a daily basis whether or not declared and whether or not the Company shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series C Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accrued or accumulated but unpaid dividends.

               (C)  Dividends paid on the shares of Series C Preferred
     Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (D) So long as any Series C Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with the Series C Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series C Preferred Stock dividends for all dividend payment periods of the Series C Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series C Preferred Stock accumulated and unpaid through the most recent such dividend payment period, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period. So long as any Series C Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, Common Stock or any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on the Series C Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any Junior Stock, or (ii) the acquisition of shares of any Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions of this Section 2(D), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any other Junior Stock or Parity Stock, and may purchase or otherwise redeem or retire any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series C Preferred Stock shall not be entitled to share therein.

               Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

               (A) Each share of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation; it being understood that whenever the "Conversion Ratio" (as defined in Section 5(A) hereof) is adjusted as provided in Section 9 hereof, the number of votes per share of Series C Preferred Stock shall also be similarly adjusted. Notwithstanding the foregoing, the number of votes per share of Series C Preferred Stock shall at no time exceed the highest number then permitted by the Restated Certificate of Incorporation of the Corporation as then in effect or by applicable rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange. In the event that the number of votes per share of Series C Preferred Stock is not adjusted upon an adjustment to the Conversion Ratio as a result of the immediately preceding sentence, then the Board of Directors shall promptly take such action as may be necessary to equitably adjust for such adjustment to the Conversion Ratio, including without limitation, subdividing outstanding shares of Series C Preferred Stock (by declaring a stock dividend or otherwise) to the extent the Corporation has authorized shares of Series C Preferred Stock which are not then outstanding, or designating and issuing additional shares of Series C Preferred Stock to the extent the Corporation has authorized shares of Preferred Stock which are not then outstanding and are undesignated as to series; provided, however, no such action on the part of the Board of Directors shall adjust or change the aggregate economic terms assigned to the outstanding shares of Series C Preferred Stock.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Any increase or decrease in the authorized class of Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

               (D) If at any time dividends payable on the Series C Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable on such Series C Preferred Stock and/or other series of Preferred Stock entitled to receive cumulative dividends for six quarterly dividend periods, whether or not consecutive, the holders of all outstanding shares of Preferred Stock entitled to receive cumulative preferred dividends will have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation, the authorized number of Directors not to be increased for this purpose. Such voting right will continue for such Preferred Stock until all dividends on the Series C Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of such Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of those directors elected by holders of Preferred Stock voting separately as a class will terminate.

               Section 4.  Liquidation, Dissolution.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior with respect to rights to receive distributions upon liquidation, dissolution or winding up of the Corporation to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount in cash of $16.5625 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not declared, up to the date of such payment, or (ii) to the holders of shares of stock ranking on a parity with respect to the right to receive distributions upon liquidation, dissolution or winding up of the Corporation with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

               (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
     Section 4, and the holders of Series C Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by any standard form of telecommunication or by first-class mail, postage prepaid, delivered, sent or mailed (as the case may be) not less than twenty (20) days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               Section 5.  Conversion into Common Stock.

               (A) A holder of shares of Series C Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 7 hereof, to cause any or all of such shares to be converted into validly issued, fully paid and nonassessable shares of Common Stock, initially at a conversion rate equal to the ratio of .8000 share of Common Stock for each one share of Series C Preferred Stock, which conversion rate shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Ratio"); provided, however, that, if the shares of Common Stock have a par value, in no event shall the Conversion Ratio be greater than the Liquidation Preference divided by the par value of one share of Common Stock.

               (B) Notwithstanding Section 5(A), in the event of an automatic conversion pursuant to Section 1(B) hereof due to a distribution of Series C Preferred Stock to participants or beneficiaries in a Plan or foreclosure or other realization upon shares of Series C Preferred Stock pledged as collateral by or pursuant to any credit agreement, indenture or other document or instrument for the financing or refinancing of the initial purchase of the Series C Preferred Stock by a Plan, shares of Series C Preferred Stock shall be converted into validly issued, fully paid and nonassessable shares of Common Stock at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series C Preferred Stock, equal to the greatest of: (i) the Conversion Ratio, (ii) a fraction, the numerator of which shall be the Fair Market value (as defined in Section 9(F) hereof) of one share of Series C Preferred Stock (plus an amount equal to accrued and unpaid dividends thereon, if such dividends have not already been taken into account in determining the Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, or (iii) the lesser of: (A) one share of Common Stock per share of Series C Preferred Stock, adjusted accordingly with adjustments in the Conversion Ratio pursuant to
     Section 9 hereof, or (B) a fraction, the numerator of which shall be the Liquidation Preference plus an amount equal to accrued and unpaid dividends thereon and the denominator of which shall be the Fair Market Value of one share of Common Stock on the date of conversion.

               (C) Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series C Preferred Stock by the Corporation or the transfer agent for the Series C Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued and for any shares of Series C Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

               (D) Upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Corporation or the transfer agent for the Common Stock shall, as promptly as practicable after such surrender, issue and deliver to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion, together with any cash adjustment of any fraction of a share as hereinafter provided. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series C Preferred Stock which shall not have been converted.

               (E) A conversion of shares of Series C Preferred Stock into shares of Common Stock shall be effective (i) if made at the option of the holder thereof, as of the close of business on the day on which the Corporation receives written notice of conversion pursuant to
     Section 5(C) or (ii) if made pursuant to Section 1(B) hereof, at the time of Transfer. On and after the effective date of conversion, the shares of Series C Preferred so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series C Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of conversion of such shares, unless such declared dividends have been set aside for payment prior to the effective date of conversion of such shares, which dividends shall be paid on the applicable Dividend Payment Date.

               (F) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series C Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of December 13, 1988 between the Corporation and The First National Bank of Chicago, as Rights Agent, as such agreement has been, and may from time to time be, amended (such Agreement, as so amended, is hereinafter referred to as the "Rights Agreement"), or any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

               Section 6. Other Conversion Rights. In addition to the conversion rights provided in Section 5(A) and 5(B) hereof, shares of Series C Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such conversion, (A) when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, a Plan, to participants in such Plan at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series C Preferred Stock, equal to the greater of (i) the Conversion Ratio or (ii) a fraction, the numerator of which shall be the Fair Market Value of one share of Series C Preferred Stock (plus accrued and unpaid dividends thereon to the date of conversion if such dividends have not already been taken into account in determining Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion, or (B) in the event that the Plan is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), at a conversion rate, expressed as a ratio of shares of Common Stock per share of Series C Preferred Stock, equal to the greatest of (i) a fraction, the numerator of which shall be the Fair Market Value of one share of Series C Preferred Stock plus an amount equal to accrued and unpaid dividends thereon (if such dividends have not already been taken into account in determining the Fair Market Value) and the denominator of which shall be the Fair Market Value of one share of Common Stock, both computed as of the date of conversion,
     (ii) a fraction, the numerator of which shall be the Liquidation Preference plus accrued but unpaid dividends thereon to the date of conversion and the denominator of which shall be the Fair Market Value of one share of Common Stock on the date of conversion or (iii) the Conversion Ratio.

               Section 7.  Redemption at the Option of the Corporation.

               (A) The Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, out of funds legally available therefor, at any time after April 1, 1994, at the following redemption prices:

                                             Redemption Price As
          During the Twelve-Month            A Percentage of
          Period Beginning April 1           Liquidation Preference
          ------------------------           ----------------------
                  1991                             107.0
                  1992                             106.3
                  1993                             105.6
                  1994                             104.9
                  1995                             104.2
                  1996                             103.5
                  1997                             102.8
                  1998                             102.1
                  1999                             101.4
                  2000                             100.7

     and thereafter at the Liquidation Preference, plus in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section 7(E). From and after the close of business on the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price; provided that shares of Series C Preferred Stock may be converted pursuant to Section 5 or, if applicable, Section 6 hereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to
     Section 7 or 8 hereof. No interest shall accrue on the redemption price after the date fixed for redemption. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall select the shares to be redeemed in the manner determined by the Board of Directors of the Corporation.

               (B) Unless otherwise required by law, notice of redemption with respect to a redemption pursuant to paragraphs (A), (C) or (D) of this Section 7 will be sent to the holders of Series C Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock by hand delivery, by courier, by any standard form of telecommunication or by first class mail, postage prepaid, delivered, sent or mailed (as the case may be) not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price and method of payment therefor;
     (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time. Upon surrender of the certificates for any shares called for redemption pursuant to the provisions of this Section 7 or the provisions of Section 8 hereof, which shares have not previously been converted, such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this Section 7 or in
     Section 8 hereof.

               (C) In the event (i) of a change in the federal tax law of the United States of America or a determination by a court of competent jurisdiction, which, in either case, has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series C Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on the date shares of Series C Preferred Stock are initially issued, or (ii) that shares of Series C Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of
     Section 4975 of the Code, as amended, and such plan is determined by the Internal Revenue Service not to qualify, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in
     Section 7(A), elect to redeem such shares, out of funds legally available therefor, at a redemption price equal to the greater of (i) the Liquidation Preference plus an amount equal to accrued and unpaid dividends or (ii) the Fair Market Value of a share of Series C Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption if such dividends have not already been taken into account in determining Fair Market Value, and otherwise on the terms and conditions set forth in Sections 7(A) and 7(B).

               (D) Notwithstanding anything to the contrary in Section 7(A), the Corporation may elect to redeem any or all of the shares of Series C Preferred Stock at any time on or prior to April 1, 1994, out of funds legally available therefor, at a redemption price equal to the greater of (i) the applicable redemption price specified in
     Section 7(A) hereof plus an amount equal to accrued and unpaid dividends, or (ii) the Fair Market Value of a share of Series C Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption if such dividends have not already been taken into account in determining Fair Market Value, and otherwise on the terms and conditions set forth in Sections 7(A) and 7(B), if the Corporation terminates an employee stock ownership plan or employee benefit plan pursuant to which shares of Series C Preferred Stock are then held by a Trustee (in which case only the shares held pursuant to such plan may be so redeemed).

               (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series C Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value as of the date of redemption.

               Section 8.  Consolidation, Combination, Merger, etc.

               (A) In the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into, stock of any successor or resulting company (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series C Preferred Stock within the meaning of Section 409(a) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law (together, if applicable, with a cash payment in lieu of fractional shares), the shares of Series C
     Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series C Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 or 6 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction or, if Section 5(B) or 6 hereof is thereafter applicable, into the kind of qualifying employer securities so receivable by a holder of one share of Common Stock and the number of such shares determined pursuant to Section 5(B) or 6; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transac-tion, which election cannot practicably be made by the holders of the Series C Preferred Stock, then such election shall be deemed to be solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of Series C Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction or if Section 5(B) or 6 hereof is thereafter applicable, into the kind of qualifying employer securities receivable by a holder of one share of Common Stock and the number of such shares determined pursuant to Section 5(B) or 6 (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the Series C Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series C Preferred Stock shall be assumed and authorized by the successor or resulting company pursuant to this Section 8(A).

               (B) In the event that the Corporation shall consummate any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section 8(A)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series C Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to Section 8(C)), be automatically converted by virtue of such merger, consolidation, combination or similar business combination transaction immediately prior to its consummation into the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted at such time so that each share of Series C Preferred Stock, shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted pursuant to Section 5(A) hereof immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series C Preferred Stock, then the shares of Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of such stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock had elected to receive the maximum amount of qualifying employer securities offered (it being understood that if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each share which so elected the maximum amount of qualifying employer securities, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each such share shall be the kind and amount so receivable per share by a plurality of the shares which so elected the maximum amount of qualifying employer securities).

               (C) In the event the Corporation shall enter into any agreement providing for any exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or other transaction, described in Section 8(B), then the Corporation shall as soon as practicable thereafter (and in any event at least ten
     (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series C Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption and retirement of such Series C Preferred Stock, a cash payment equal to the redemption price specified in Section 7(A) hereof in effect on the date set for redemption plus an amount equal to all accrued and unpaid dividends. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the Business Day prior to consummation of such transaction.

               Section 9.  Anti-Dilution Adjustments.

               (A)  (i)   Subject to the provisions of Sections 9(D) and
     9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series C Preferred Stock are outstanding, (x) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (y) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation, a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies or otherwise, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a dividend in respect of the Series C Preferred Stock in shares of Series C Preferred Stock (a "Special Dividend") in such a manner that a holder of Series C Preferred Stock will become the holder of that number of shares of Series C Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(A) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. A Special Dividend declared pursuant to this paragraph 9(A)(i) shall be effective upon payment of such dividend or distribution in respect of the Common Stock and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(A)(i), the Liquidation Preference and the Dividend Amount of all shares of Series C Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction.

                    (ii) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraph 9(A)(i) but shall not be required to call a special meeting of stockholders in order to implement the provisions thereof. If for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(A)(i), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before the event by the Sec. 9(A) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted.
     An adjustment to the Conversion Ratio made pursuant to this paragraph 9(A)(ii) shall be given effect upon payment of such a dividend or distribution as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision shall become effective immediately as of the effective date thereof. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(A)(i), then such Special Dividend will be declared in accordance with the provisions of paragraph 9(A)(i) and the adjustment in the Conversion Ratio as provided in this paragraph 9(A)(ii) will automatically be reversed and nullified prospectively.

                    (iii) Subject to the provisions of Sections 9(D) and 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of the Series C Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation, a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 hereof applies or otherwise, then, in such event, the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such event by the Sec. 9(A) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted. An adjustment to the Conversion Ratio made pursuant to this paragraph 9(A)(iii) shall be given effect immediately as of the effective date of such combination.

               (B)  (i)   Subject to the provisions of Sections 9(D) and
     (E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock),
     (y) the Rights Agreement or (z) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of issuance, sale or exchange less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series C Preferred Stock will become the holder of that number of shares of Series C Preferred
     Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B)(i) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common
     Stock outstanding immediately before the public announcement of such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation and the denominator of which is the number of shares of Common Stock outstanding immediately before the public announcement of such issuance, sale or exchange plus the number of shares of Common Stock which could be purchased at the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange. A Special Dividend declared pursuant to this paragraph 9(B)(i) shall be effective upon such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(B)(i), the Liquidation Preference and the Dividend Amount of all shares of Series
     C Preferred Stock shall be adjusted by dividing the Liquidation
     Preference and the Dividend Amount, respectively, in effect immediately before such issuance, sale or exchange by the Sec. 9(B)(i) Non-Dilutive Share Fraction.

                    (ii) Subject to the provisions of Sections 9(D) and 9(E) hereof, in the event the Corporation shall, at any time or from time to time while any shares of Series C Preferred Stock are outstanding issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock and rights issued under the Rights Agreement), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, exercisable for a consideration having a Fair Market Value per share of Common Stock on the date of such issuance, sale or exchange less than the Sec. 9(F) Non-Dilutive Amount (as defined in paragraph 9(F)(vi)), then in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series C Preferred Stock will become the holder of that number of shares of Series C Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec. 9(B)(ii) Non-Dilutive Share Fraction"), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and any other amounts paid in connection with such issuance of rights or warrants. A Special Dividend declared pursuant to this paragraph 9(B)(ii) shall be effective upon such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(B)(ii), the Liquidation Preference and the Dividend Amount of all shares of Series C Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such issuance of rights or warrants by the Sec. 9(B)(ii) Non-Dilutive Share Fraction.

                    (iii) The Corporation and the Board of Directors shall each use its best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of the Special Dividend provided in paragraphs 9(B)(i) and 9(B)(ii) but shall not be required to call a special meeting of stockholders in order to implement the provisions hereof. In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraphs 9(B)(i) or 9(B)(ii), then no such Special Dividend shall be declared, but instead the Conversion
     Ratio shall automatically be adjusted by multiplying the Conversion
     Ratio in effect immediately before such issuance of shares, rights or warrants by the Sec. 9(B)(i) or 9(B)(ii) Non-Dilutive Share Fraction, as the case may be, and the Liquidation Preference and Dividend Amount will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraphs 9(B)(i) or 9(B)(ii), then such Special Dividend will be declared in accordance with the provisions of paragraphs 9(B)(i) or 9(B)(ii), as the case may be, and the adjustment in the Conversion Ratio as provided in this paragraph 9(B)(iii) will automatically be reversed and nullified prospectively.

               (C)  (i)   Subject to the provisions of Sections 9(D) and
     9(E) hereof, in the event the Corporation shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a transaction to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, the Board of Directors shall, to the extent legally permissible, declare a Special Dividend in such a manner that a holder of Series C Preferred Stock will become the holder of that number of shares of Series C Preferred Stock equal to the product of the number of such shares held prior to such event times a fraction (the "Sec.
     9(C) Non-Dilutive Share Fraction"), the numerator of which is the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata
     Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
     (y) the Fair Market Value of a share of Common Stock on the Valuation
     Date (as defined in paragraph 9(F)(viii)) with respect to an Extraordinary Distribution or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and the denominator of which is (x) the product of (I) the number of shares of Common
     Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (II) the Fair Market Value of a share of Common Stock on the Valuation Date with respect to an Extraordinary Distribution, or on the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata
     Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (y) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Corporation shall send each holder of Series C Preferred
     Stock (x) notice of its intent to make any Extraordinary Distribution and (y) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or the record date for such dividend is announced in accordance with the rules of any stock exchange on which the Common
     Stock is listed or admitted to trading, as the case may be. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Ratio. A Special Dividend declared pursuant to this paragraph 9(C)(i) shall be effective upon payment of any Extraordinary Distribution, the expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. Concurrently with the declaration of the Special Dividend pursuant to this paragraph 9(C)(i), the Liquidation Preference and the Dividend Amount of all shares of Series C Preferred Stock shall be adjusted by dividing the Liquidation Preference and the Dividend Amount, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(C) Non-Dilutive Share Fraction.

                    (ii) The Corporation and the Board of Directors shall each use its best efforts to take all reasonably necessary steps or to take all actions as are necessary or appropriate for the declaration of the Special Dividend provided in paragraph 9(C)(i) but shall not be required to call a special meeting of stockholders in order to implement the provisions hereof. In the event for any reason the Board of Directors is precluded from giving full effect to the Special Dividend provided in paragraph 9(C)(i), then no such Special Dividend shall be declared, but instead the Conversion Ratio shall automatically be adjusted by multiplying the Conversion Ratio in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Sec. 9(C) Non-Dilutive Share Fraction, and the Liquidation Preference and the Dividend Amount will not be adjusted. If subsequently the Board of Directors is able to give full effect to the Special Dividend as provided in paragraph 9(C)(i), then such Special Dividend will be declared in accordance with the provisions of paragraph 9(C)(i) and the adjustment in the Conversion Price as provided in this paragraph 9(C)(ii) will automatically be reversed and nullified prospectively.

               (D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease equal to at least one percent (1%) in the Conversion Ratio prior to such adjustment. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio. All calculations under this Section 9 shall be made to the nearest one-hundredth of a cent or the nearest one-ten thousandth of a share, as the case may be.

               (E) If the Corporation shall make any dividend or distribution of the Common Stock or issue any Common Stock, other capital stock or other equity security of the Corporation or any rights or warrants to purchase or acquire any such security or any other transaction related to or having an impact upon its Common Stock or the Series C Preferred Stock, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that it adversely affects the holders of the Series C Preferred Stock and that an adjustment to the Conversion Ratio, the provisions of Sections 5(B) or 6, or a subdivision or combination of the outstanding shares of Series C Preferred Stock into a greater or lesser number of such shares should equitably be made in respect of such transaction.
     If in such case the Board of Directors of the Corporation in its sole discretion determines that an adjustment to the Conversion Ratio, the provisions of Sections 5(B) or 6, or a subdivision or combination of the outstanding shares of Series C Preferred Stock into a greater or lesser number of such shares should be made, such adjustment, subdivision or combination shall be made effective as of such date as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio, the provisions of
     Section 5(B) or 6, or a subdivision or combination of the outstanding shares of Series C Preferred Stock into a greater or lesser number of such shares should be made pursuant to the foregoing provisions of this Section 9(E), and, if so as to what adjustment, subdivision or combination should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustment in the Conversion Ratio and the provisions of Section 5(B) or 6, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

               (F) For purposes of this resolution, the following definitions shall apply:

                    (i) "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New York are required or authorized to be closed.

                    (ii) "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series C Preferred Stock are outstanding) of (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined in accordance with paragraph 9(C)(i)), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section 9(C) shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution as of the date made.

                    (iii) "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the "Current Market Prices" of such shares or such securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof (which may be the independent appraiser engaged by any Plan) based on principles consistently applied, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                    (iv) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or a committee thereof for such purpose, in each case, on each trading day during the Adjustment Period.

                    (v)   "Adjustment Period" shall mean the period of five
     (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

                    (vi) "Sec. 9(F) Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean (x) the product of (I) the Fair Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement of such issuance, sale or exchange and (II) the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (y) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Sec. 9(F) Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                    (vii) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series C Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.
     For purposes of this paragraph 9(F)(vii), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series C Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                    (viii) "Valuation Date" with respect to an Extraordi-nary Distribution shall mean the day immediately preceding (i) the ex-dividend date for such Extraordinary Distribution with respect to a security listed on a national securities exchange or (ii) the record date for such Extraordinary Distribution with respect to a security which is not listed on a national securities exchange.

               Section 10. Retirement of Shares. Any shares of Series C Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be cancelled as shares of Series C Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of Preferred Stock as permitted by law.

               Section 11.  Miscellaneous.

               (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent for the Series C Preferred Stock, or other agent of the Corporation designated as permitted by this Certificate or (ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any share of the Series C Preferred Stock upon surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Series C Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of each of the other Sections hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

               (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

               (D) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

               (E) Unless otherwise provided in this Certificate of Designations, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series C Preferred Stock and any other stock ranking on a parity with the Series C Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series C Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series C Preferred Stock and such other stock bear to each other.

               (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.

               4.   Series D Preferred Stock.

               FURTHER RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

                           Series D Preferred Stock:

               Section 1. Designation and Amount. The shares of such series shall be designated as Series D Preferred Stock (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be three hundred thousand (300,000). Shares of Series D Preferred Stock shall have a stated value of $100 per share. Such number may be increased or decreased by resolution of the Board of Directors; provided, however that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock.

               Section 2.  Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as hereinafter defined in Section 4(B)), shall be entitled to receive a cash dividend payable in an amount per share equal to $1.25 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), which dividend shall be payable when and as declared by the Board of Directors, out of funds legally available for the purpose, payable quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as "Dividend Payment Date"), subject to Section 2(B) below, commencing on the first Dividend Payment Date after the first issuance of a share of Series D Preferred Stock. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. For purposes of these resolutions, "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New York are required or authorized to be closed.

               (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the date of issue of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series D Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months and in lieu of the initial quarterly dividend, such a proportional dividend shall accrue for the period from the date of issue until the first Dividend Payment Date after the issuance of any such shares. Accrued but unpaid dividends shall not bear interest. Accumulated but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

               (C) Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               Section 3. Voting Rights. The holders of shares of Series D Preferred Stock shall have the following voting rights:

               (A) Each share of Series D Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

               (B) Except as otherwise provided by law or in the Restated Certificate of Incorporation, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law or in the Restated Certificate of Incorporation, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common stock as set forth herein) for taking any corporate action. Any increase or decrease in the authorized class of Preferred Stock shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series D Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

               Section 4.  Certain Restrictions.

               (A) So long as any Series D Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with the Series D Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series D Preferred Stock dividends for all dividend payment periods of the Series D Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series D Preferred Stock accumulated and unpaid through the most recent such dividend payment period, and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period.

               (B) So long as any Series D Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series
     D Preferred Stock have not been declared and paid or set apart for payment, the Corporation shall not declare and pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, Common Stock or any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series D Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on the Series D Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of Junior Stock, or (ii) the acquisition of shares of Junior Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other Junior Stock. Subject to the foregoing provisions of this Section 4, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any Junior
     Stock or Parity Stock; and may purchase or otherwise redeem or retire any of the Junior Stock or Parity Stock or any warrants, rights, or options or other securities exercisable for or convertible into any of the Junior Stock or Parity Stock and the holders of shares of the Series D Preferred Stock shall not be entitled to share therein.

               Section 5.  Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, as to the date of such payment, or
     (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series D Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series D Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

               (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
     Section 5.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series D Preferred Stock in such circumstances shall be payable, shall be made in accordance with
     Section 8 below not less than 20 days prior to any payment date stated therein, to the holders of Series D Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series D Preferred Stock; provided, however, that a failure to give notice as provided herein or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               Section 6.  Redemption.

               All of the outstanding Series D Preferred Stock shall be redeemed, by the Corporation, out of funds legally available therefor, on the later of (i) February 1, 1997 and (ii) the death of Maurice J. Sullivan, an individual residing in the State of Hawaii, to whom the initial shares of Series D Preferred Stock will initially be issued (the "Redemption Date"). The shares shall be redeemed at a price of $100 per share, plus an amount equal to accrued and unpaid dividends thereon, to the Redemption Date (the "Redemption Price"). On or subsequent to the Redemption Date, upon surrender of the certificates for any shares to be redeemed pursuant to the provisions of this
     Section 6, the Redemption Price of such shares shall be paid in cash. In the event that the Redemption Price is either paid or made available for payment, then, notwithstanding that the certificate or certificates evidencing any of the shares of the Series D Preferred Stock shall not have been surrendered, all rights with respect to such shares shall terminate, effective on the Redemption Date, and any such certificate shall represent only the right to receive the Redemption Price, without interest, upon surrender. No interest shall accrue on the Redemption Price after the Redemption Date.

               Section 7. Reacquired Shares. Any shares of Series D Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided hereby, or otherwise so acquired, shall be retired and the Corporation shall take all actions necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, which shares may thereafter be reissued as part of a new series of such Preferred Stock or as Series D Preferred Stock, as permitted by law.

               Section 8.  Miscellaneous.

               (A) All notices referred to herein shall be in writing, and delivered personally, sent by courier, or by registered or certified mail (postage prepaid, return receipt requested) addressed: (i) if to the Corporation, to its office at McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent designated by the Corporation or (ii) if to any holder of the Series D Preferred Stock, to such holder at the address of such holder as listed in the stock records books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery or shares of Series D Preferred Stock or certificates representing such shares. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock in a name other than the name in which the shares of Series D Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

               (C) Unless otherwise provided in the Certificate of Designations as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up otherwise made upon the shares of Series D Preferred Stock and any other stock ranking on a parity with the Series D Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series D Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series D Preferred Stock and such other stock bear to each other.

               (D) The Corporation may appoint and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof in accordance with Section 8(A) to each holder of record of Series D Preferred Stock.

               5.   Series E Preferred Stock.

               RESOLVED, That the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designations, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                   7.72% Cumulative Preferred Stock, Series E

               Section 1. Designation and Amount. The shares of such series shall be designated as 7.72% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"), and the number of shares constituting the Series E Preferred Stock shall be 10,000. Shares of Series E Preferred Stock shall have a liquidation preference of $50,000 per share. The number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

               Section 2.  Dividends and Distributions.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as hereinafter defined in Section 4(B)), shall be entitled to receive a cash dividend payable in an amount per share equal to $965.00 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), which dividend shall be payable when, as and if declared by the Board of Directors, out of funds legally available for that purpose, quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on March
     1, 1993. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date.
     The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. For purposes of these resolutions, "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New York are required or authorized to be closed.

               (B) Dividends shall begin to accrue on outstanding shares of Series E Preferred Stock from the date of original issuance of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series E Preferred Stock for any period greater or less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on such accumulated but unpaid dividends.

               (C) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               Section 3.  Voting Rights.

               (A) Except as set forth herein, or as otherwise provided by law or in the Restated Certificate of Incorporation, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action. On those matters where voting rights are conferred herein, by law or in the Restated Certificate of Incorporation, each share of Series E Preferred Stock shall entitle the voter thereof to one vote. Any increase or decrease in the authorized class of Preferred Stock shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series E Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

               (B) If at any time dividends payable on Series E Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable on such Series E Preferred Stock and/or other series of Preferred Stock entitled to receive cumulative dividends for six quarterly dividend periods, whether or not consecutive, the holders of all outstanding shares of Preferred Stock entitled to receive cumulative preferred dividends will have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation. The authorized number of Directors shall not be increased for this purpose. Such voting right will continue for such Preferred Stock until all dividends on Series E Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of such Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of those directors elected by holders of Preferred
     Stock voting separately as a class will terminate.

               Section 4.  Certain Restrictions.

               (A) So long as any Series E Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with Series E Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on Series E Preferred Stock dividends for all dividend payment periods of Series E Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series E Preferred Stock accrued and unpaid through the most recent such dividend payment period, and accrued and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period.

               (B) So long as any Series E Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series E Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare and pay or set apart for payment any dividends on Common Stock or any other class of stock or series thereof of the Corporation ranking as to dividends junior to Series E Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on Series E Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to any dividend payable solely in any shares of Junior Stock. Subject to the foregoing provisions of this Section 4, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any Junior Stock or Parity Stock and the holders of shares of Series E Preferred Stock shall not be entitled to share therein.

               Section 5.  Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series E Preferred Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $50,000 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, as to the date of such payment, or (ii) to the holders of shares of stock ranking on a parity with the Series E Preferred
     Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation ("Parity Liquidation
     Stock"), except distributions made ratably on Series E Preferred
     Stock and all such Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series E Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

               (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

               (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series E Preferred Stock in such circumstances shall be payable, shall be made in accordance with
     Section 9 below not less than 20 days prior to any payment date stated therein, to the holders of Series E Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series E Preferred Stock; provided, however, that a failure to give notice as provided herein or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               Section 6. Redemption. The Series E Preferred Stock will not be redeemable prior to December 3, 1997. The Series E Preferred Stock will be redeemable, at the option of the Corporation, in whole or in part, out of funds legally available therefor, at any time, on or after December 3, 1997, upon not less than 30 nor more than 90 days' notice, at a redemption price per share of Series E Preferred Stock equal to the Liquidation Preference, plus an amount equal to accrued and unpaid dividends to the redemption date. On or subsequent to the redemption date, upon surrender of the certificates for any shares to be redeemed pursuant to the provisions of this
     Section 6, the redemption price of such shares shall be paid in cash. In the event that the redemption price is either paid or made available for payment, then, notwithstanding that the certificate or certificates evidencing any of the shares of the Series E Preferred Stock shall not have been surrendered, all rights with respect to such shares shall terminate, effective on the redemption date, and any such certificate shall represent only the right to receive the redemption price, without interest, upon surrender. No interest shall accrue on the redemption price after the redemption date.

               Section 7.  Reacquired Shares.  Any shares of Series E
     Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided hereby, or otherwise acquired, shall be retired and the Corporation shall take all actions necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, which shares may thereafter be reissued as part of a new series of such Preferred Stock or as Series E Preferred Stock, as permitted by law.

               Section 8. Ranking. The Series E Preferred Stock will rank on a parity as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation with the Corporation's Series B ESOP Convertible Preferred Stock, Series C ESOP Convertible Preferred Stock and Series D Preferred Stock (which are the only series of Preferred Stock currently outstanding) and prior to the Corporation's Common Stock. The Series E Preferred Stock will rank prior to the Corporation's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") as to the payment of dividends and on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, if such Series A Preferred Stock is issued.

               Section 9.  Miscellaneous.

               (A) All notices referred to herein shall be in writing, and delivered personally, sent by courier, or by registered or certified mail (postage prepaid, return receipt requested) addressed:
     (i) if to the Corporation, to its office at One McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent designated by the Corporation or (ii) if to any holder of Series E Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

               (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series E Preferred Stock or certificates representing such shares. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series E Preferred Stock in a name other than the name in which such shares of Series E Preferred Stock were registered, or in respect of any payment to any person with respect to any such shares other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

               (C) Unless otherwise provided in the Certificate of Designations, Preferences and Rights, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up otherwise made upon the shares of Series E Preferred Stock and any other stock ranking on a parity with Series E Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on Series E Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series E Preferred Stock and such other stock bear to each other.

               (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent for Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof in accordance with Section 9(A) to each holder of record of Series E Preferred Stock.

               FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

               SIXTH:  The Corporation is to have perpetual existence.

               SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

               EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware the Board of Directors is expressly authorized and empowered:

               (a) In the manner provided in the by-laws of the Corporation to make, alter, amend and repeal the by-laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with the Restated Certificate of Incorporation of the Corporation;

               (b) By a resolution or resolutions passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors;

               (c) Subject to any applicable provisions of the by-laws of the Corporation then in effect, to determine from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation;

               (d) To fix from time to time the amount of the surplus or profits of the Corporation to be reserved as working capital or for any other lawful purpose;

               (e) Without any action by the stockholders, to authorize the borrowing of moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to authorize and cause the making, execution, issuance, sale or other disposition of promissory notes, drafts, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and the securing of the same by mortgage, pledge, deed of trust or otherwise.

               In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised, or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation and the by-laws of the Corporation.

               Any contract, transaction or act of the Corporation or of the directors or of any committee, which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Restated Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

               The Corporation may enter into contracts or transact business with one or more of its directors, or with any firm of which one or more of its directors are members or with any trust, firm, corporation or association in which any one or more of its directors is a stockholder, director or officer or otherwise interested, and any such contract or transaction shall not be invalidated in the absence of fraud because such director or directors have or may have interests therein which are or might be adverse to the interest of the Corporation, even though the presence and/or vote of the director or directors having such adverse interest shall have been necessary to constitute a quorum and/or to obligate the Corporation upon such contract or transaction, provided that such interests shall have been disclosed to the other directors and a majority of the directors voting shall have approved such contract or transaction; and no director having such adverse interest shall be liable to this Corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of any such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon.

               The Corporation shall have power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against liabilities and expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise.

               NINTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to the laws of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

               TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               ELEVENTH: It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any 'Acquisition Proposal' on the Board of Directors' evaluation of what is in the best interests of the Corporation and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider:

               (i) the best interest of the stockholders; for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity; and

               (ii) such other factors as the Board of Directors deter-mines to be relevant, including, among other factors, the social, legal and economic effects upon franchisees, employees, suppliers, customers and business.

               "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

               TWELFTH: Subject to all other applicable provisions of this Restated Certificate of Incorporation and to all applicable provisions of the law of Delaware, relating, inter alia, to stockholder approval, the Board of Directors shall have the power to merge or consolidate the Corporation with another corporation or to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation, but, regardless of any other provision of this Restated Certificate of Incorporation, if any party to any such transaction shall be a person or entity owning, immediately prior to the consummation of such transaction, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, such power of the Board of Directors shall be exercisable only when and as duly authorized by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose; provided, however, that the Board of Directors shall have the power to merge the Corporation with another corporation without action by the stockholders to the extent and in the manner permitted from time to time by the law of Delaware. In determining whether or not any person or entity (the 'Primary Holder') owns, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, there shall be aggregated with all shares of such stock owned of record or beneficially by the Primary Holder (a) all shares of such stock owned of record or beneficially by any person or entity who or which would be deemed to be controlling, controlled by or under common control with the Primary Holder under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal statute enacted to take the place of either or both such statutes or any regulation promulgated under either of such statutes or such successor statutes (an 'Affiliate') and (b) all shares of such stock owned of record or beneficially by any person or entity acting in concert with the Primary Holder and/or with an Affiliate of the Primary Holder. This Article Twelfth shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, upon a proposal adopted by the Board of Directors.

               THIRTEENTH:  Board of Directors.

               (a) Number, Election and Terms. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 11 nor more than 24 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

               At the 1983 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 annual meeting of stockholders, the term of office of the second class to expire at the 1985 annual meeting of stockholders and the term of office of the third class to expire at the 1986 annual meeting of stockholders.

               At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

               (b) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               (c) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative votes of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors.

               (d) Amendment, Repeal, Etc. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Thirteenth.

               FOURTEENTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Fourteenth.

               FIFTEENTH: Elimination of Certain Liability of Directors. To the fullest extent that the general corporate law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Fifteenth shall apply to or have any effect on liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates but does not further amend the Restated Certificate of Incorporation of McDonald's Corporation, as heretofore amended or supplemented, there being no discrepancy between such Restated Certificate of Incorporation, as so amended and supplemented, and the provisions hereof, and having been adopted in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its Senior Vice President and attested by its Assistant Secretary, as of this 15th day of November, 1994.


                                   McDONALD'S CORPORATION


                                   By:  /s/ Shelby Yastrow
                                        ------------------------
                                        Shelby Yastrow
                                        Senior Vice President


     ATTEST:


     /s/ Gloria Santona
     ------------------------
     Gloria Santona
     Assistant Secretary